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                                  Exhibit 23.1

             Consent of Independent Auditors - Price Waterhouse LLP
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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 10, 1995 which appears on page 20 of the 1995 Annual Report to Stockholders of IMP, Inc., which is incorporated by reference in IMP, Inc.'s Annual Report on Form 10-K for the year ended
March 26, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page II-I of such Annual Report on Form 10-K.


/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP
San Jose, California
September 11, 1995